Exhibit 99.1

Mesa Air Group Reports Second Quarter 2023 Results

May 9, 2023

PHOENIX, May 9, 2023 – Mesa Air Group, Inc. (NASDAQ: MESA) today reported second quarter 2023 financial and operating results.

Fiscal Second Quarter Update:

•
Total operating revenues of $121.8 million
•
Pre-tax loss of $37.2 million, net loss of $35.1 million or $(0.88) per diluted share
•
Adjusted net loss1 of $21.3 million or $(0.53) per diluted share
•
Adjusted net loss excludes $13.8 million primarily related to the impairment of assets held for sale
•
Initiated CRJ-900 transition to United Airlines in March, with the last American Airlines flight operated April 3rd
•
Experiencing pilot attrition below pre-COVID levels
•
Reduced debt by approximately $80 million with proceeds from asset sales

Jonathan Ornstein, Chairman and CEO, said, “While our financial results reflect the ongoing transition of CRJ flying to United, we believe these actions will prove to be the right long-term strategic decision for the company. We began operating CRJ-900 flights for United Airlines in March, representing the culmination of months of diligent preparation and coordination between Mesa and United teams. We have already started to realize significantly improved pilot retention and attraction as a result of our expanded agreement with United. While we were ultimately more conservative in the timing of our transition than we had projected through second-quarter end, we have now transitioned 24 CRJ-900s.”

Fiscal Second Quarter Details:

Total operating revenues in Q2 2023 were $121.8 million, a decrease of $1.4 million, or 1.1%, from $123.2 million for Q2 2022. Contract revenue decreased $8.2 million, or 7.3%. These decreases were driven by deferred revenue and lower block hours, partially offset by higher United block-hour rates for new pilot payscales. Pass-through revenue, driven by maintenance and property taxes, increased by $6.8 million. Mesa’s Q2 2023 results include, per GAAP, the deferral of $5.7 million, versus the recognition of $0.8 million of previously deferred revenue in Q2 2022. The remaining deferred revenue balance of $24.5 million will be recognized as flights are completed over the remaining terms of the United contract.

Total operating expenses in Q2 2023 were $148.7 million, a decrease of $19.3 million, or 11.5%, versus Q2 2022. This decrease was primarily due to $22.7 million lower non-cash impairment of assets held for sale versus Q2 2022, an $8.6 million decrease in aircraft rent attributable to the reclassification from operating lease to finance lease for certain CRJ-900s, and a $4.2 million decrease in depreciation primarily driven by the lower depreciable base from the CRJ-900 asset impairment charge in Q4 2022. The decrease was partially offset by a $12.4 million increase in flight operations expense to $54.8 million, reflecting higher pilot pay scales and increased training costs as we continue to drive pilot throughput, as well as a $5.7 million increase in general and administrative expense, reflecting higher pass-through property tax costs. Total adjusted operating expenses, excluding one-time items, were $132 million, an increase of 2.7% compared to the prior year period.

Mesa’s Q2 2023 results reflect a net loss of $35.1 million, or $(0.88) per diluted share, compared to a net loss of $42.8 million, or $(1.19) per diluted share for Q2 2022. Mesa’s Q2 2023 adjusted net loss1 was $21.3 million, or $(0.53) per diluted share, versus an adjusted net loss1 of $10.3 million, or $(0.29) per diluted share, in Q2 2022.

1See Reconciliation of non-GAAP financial measures

Mesa’s Adjusted EBITDA1 for Q2 2023 was $7.1 million, compared to $15.8 million in Q2 2022, and Adjusted EBITDAR1 was $7.9 million for Q2 2023, compared to $25.2 million in Q2 2022.

Operationally, the Company reported a controllable completion factor of 99.6% for United and 99.8% for American during Q2 2023. This is compared to a controllable completion factor of 96.7% for United and 96.8% for American during Q2 2022. This excludes cancellations due to weather and air traffic control.

With respect to a total completion factor that includes all cancellations, Mesa reported a total completion factor of 98.5% for United and 94.7% for American during Q2 2023. This is compared to a total completion factor of 93.7% for United and 93.5% for American during Q2 2022.

For Q2 2023, 55% of the Company’s total revenue was derived from our contracts with United, 40% from American, 4% from DHL, and 1% from leases of aircraft to a third party. Upon our completion of the transition of the American CRJ-900s to United, our contracted regional fleet will consist of 80 large (70/76 seats) jets, comprising a mix of E-175s and CRJ-900s. Additionally, we will continue to operate four 737-400/800s at DHL.

Balance Sheet and Cash Flow:

Mesa ended the quarter at $51.4 million in unrestricted cash and equivalents. As of March 31, 2023, the Company had $608.7 million in total debt secured primarily with aircraft and engines.

During the quarter, the Company closed on the sale of 4 of the 11 CRJ-900s agreed to be sold to a third-party. Mesa also sold to United the remaining eight CRJ-550s and ten out of the 30 engines previously agreed upon. Net proceeds from these transactions were used to pay down $52 million of debt. Additionally, we made $28 million of scheduled debt payments in the quarter.

Conference Call Details:

Mesa Air Group will host a conference call with analysts on May 9th at 4:30 pm EDT. The conference call number is 888-469-2054 (Passcode: Phoenix (7463649)). The conference call can also be accessed live via the web by visiting https://investor.mesa-air.com.

A recorded version will be available on Mesa's website approximately two hours after the call for approximately 14 days.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 105 cities in 42 states, the District of Columbia, the Bahamas, Cuba, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. As of March 31, 2023, Mesa operated or leased a fleet of 109 aircraft with approximately 325 daily departures and 2,388 employees. Mesa operates all of its flights as either American Eagle, United Express, or DHL Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc. and United Airlines, Inc. and a flight service agreement with DHL.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for Mesa Air Group, Inc.’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. Mesa Air Group, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Mesa Air Group, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Mesa Air Group, Inc.

Media

Media@mesa-air.com

Investor Relations
Doug Cooper
investor.relations@mesa-air.com

MESA AIR GROUP, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Operating revenues:
Contract revenue (2023—$52,399 and $111,769 and 2022—$48,295 and $110,880 from related party)	$103,782	$111,988	$232,232	$248,882
Pass-through and other revenue	18,052	11,225	36,776	22,088
Total operating revenues	121,834	123,213	269,008	270,970

Operating expenses:
Flight operations	54,830	42,410	113,150	90,008
Maintenance	45,985	47,357	94,272	106,338
Aircraft rent	835	9,434	4,918	19,020
General and administrative	13,538	7,860	27,526	20,438
Depreciation and amortization	16,541	20,747	31,744	41,775
Impairment of assets held for sale	16,743	39,475	20,462	39,475
Other operating expenses	233	685	1,359	2,657
Total operating expenses	148,705	167,968	293,431	319,711
Operating income (loss)	(26,871)	(44,755)	(24,423)	(48,741)

Other income (expense), net:
Interest expense	(13,030)	(8,120)	(24,306)	(16,050)
Interest income	49	42	120	93
Gain on investments, net	2,095	(2,261)	416	(8,723)
Other income, net	538	(71)	955	(130)
Total other expense, net	(10,348)	(10,410)	(22,815)	(24,810)
Income (loss) before taxes	(37,219)	(55,165)	(47,238)	(73,551)
Income tax expense (benefit)	(2,097)	(12,382)	(3,027)	(16,494)
Net income (loss)	$(35,122)	$(42,783)	$(44,211)	$(57,057)

Net income (loss) per share attributable to common shareholders
Basic	$(0.88)	$(1.19)	$(1.16)	$(1.58)
Diluted	$(0.88)	$(1.19)	$(1.16)	$(1.58)

Weighted-average common shares outstanding
Basic	39,932	36,048	38,135	36,005
Diluted	39,932	36,048	38,135	36,005

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	March 31, 2023	September 30, 2022
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$51,428	$57,683
Restricted cash	3,144	3,342
Receivables, net ($5,957 and $85 from related party)	9,924	3,978
Expendable parts and supplies, net	26,754	26,715
Prepaid expenses and other current assets	6,341	6,616
Total current assets	97,591	98,334

Property and equipment, net	868,027	865,254
Intangible assets, net	—	3,842
Lease and equipment deposits	1,686	6,085
Operating lease right-of-use assets	11,593	43,090
Deferred heavy maintenance, net	9,532	9,707
Assets held for sale	40,530	73,000
Other assets	26,398	16,290
TOTAL ASSETS	$1,055,357	$1,115,602

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases ($10,500 and $0 from related party)	$145,046	$97,218
Current portion of deferred revenue	5,174	385
Current maturities of operating leases	5,562	17,233
Accounts payable ($0 and $22,290 from related party)	48,480	59,386
Accrued compensation	9,745	11,255
Other accrued expenses	28,081	29,000
Total current liabilities	242,088	214,477

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion ($30,630 and $0 from related party)	463,646	502,517
Noncurrent operating lease liabilities	8,459	16,732
Deferred credits ($1,965 and $2,193 from related party)	3,300	3,082
Deferred income taxes	14,512	17,719
Deferred revenue, net of current portion	19,306	23,682
Other noncurrent liabilities	28,829	29,219
Total noncurrent liabilities	538,052	592,951
Total liabilities	780,140	807,428

STOCKHOLDERS' EQUITY:
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 40,619,274 (2023) and 36,376,897 (2022) shares issued and outstanding, 4,899,497 (2023) and 4,899,497 (2022) warrants issued and outstanding	270,432	259,177
Retained earnings	4,785	48,997
Total stockholders' equity	275,217	308,174
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,055,357	$1,115,602

MESA AIR GROUP, INC.

Operating Highlights (unaudited)

	Three months ended
	March 31,
	2023	2022	Change
Available seat miles (thousands)	1,065,771	1,616,896	(34.1)%
Block hours	48,186	65,613	(26.6)%
Average stage length (miles)	542	671	(19.2)%
Departures	26,450	31,983	(17.3)%
Passengers	1,545,489	1,921,635	(19.6)%
Controllable completion factor*
American	99.76%	96.76%	3.1%
United	99.63%	96.71%	3.0%
Total completion factor**
American	94.68%	93.51%	1.3%
United	98.48%	93.74%	5.1%

*Controllable completion factor excludes cancellations due to weather and air traffic control
**Total completion factor includes all cancellations

1Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three and six months ended March 31, 2023 and March 31, 2022. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus Non-GAAP disclosures

(In thousands, except for per diluted share) (Unaudited)

	Three Months Ended March 31, 2023				Three Months Ended March 31, 2022
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP income (loss)	$(37,219)	$2,097	$(35,122)	$(0.88)	$(55,165)	$12,382	$(42,783)	$(1.19)
(Gain)/Loss on investments, net	(2,095)	139	(1,956)	$(0.05)	2,261	(522)	1,739	$0.05
Deferred financing write-off on sale of assets	663	(44)	619	$0.02	—	—	—	$-
Gain on disposal of fixed assets	(549)	36	(513)	$(0.01)	—	—	—	$-
Asset impairment	16,743	(1,112)	15,631	$0.39	39,843	(9,097)	30,746	$0.85
Adjusted income (loss)	(22,457)	1,117	(21,340)	$(0.53)	(13,061)	2,763	(10,298)	$(0.29)

Interest expense	13,030				8,120
Interest income	(49)				(42)
Depreciation and amortization	16,541				20,747
Adjusted EBITDA	7,065				15,764

Aircraft rent	835				9,434
Adjusted EBITDAR	$7,900				$25,198

	Six Months Ended March 31, 2023				Six Months Ended March 31, 2022
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income per Diluted Share
GAAP income (loss)	$(47,238)	3,027	(44,211)	$(1.16)	$(73,551)	16,494	(57,057)	$(1.58)
Adjustments(1)(2)(3)(4)(5)(6)(7)(8)	20,160	(1,568)	18,592	$0.49	48,566	(11,089)	37,477	$1.04
Adjusted income (loss)	(27,078)	1,459	(25,619)	$(0.67)	(24,985)	5,405	(19,580)	$(0.54)

Interest expense	24,306				16,050
Interest income	(120)				(93)
Depreciation and amortization	31,744				41,775
Adjusted EBITDA	28,852				32,747

Aircraft rent	4,918				19,020
Adjusted EBITDAR	$33,770				$51,767

(1) $0.4 million impairment loss on operating lease right of use asset related to the abandonment of one the Company's leased facilities during the six months ended March 31, 2022.
(2) $39.5 million impairment loss on held for sale accounting treatment on twelve (12) CRJ 900 aircraft during the six months ended March 31, 2022
(3) $8.7 million loss resulting from changes in the fair value of the Company's investments in equity securities for the six months ended March 31, 2022.
(4) $16.7 million impairment loss on held for Sale accounting treatment on seven (7) CRJ 900 aircraft during the six months ended March 31, 2023
(5) $3.7 million impairment loss on intangible asset during the six months ended March 31, 2023
(6) $0.5 million gain from sale of ten (10) engines during the six months ended March 31, 2023
(7) $0.7 million loss on deferred financing costs related to retirement of debts during the six months ended March 31, 2023.
(8) $0.4 million gain resulting from changes in the fair value of the Company's investments in equity securities for the six months ended March 31, 2023.

Source: Mesa Air Group, Inc.